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                                                               EXHIBIT (q)(2)(b)

                                POWER OF ATTORNEY

     The undersigned officer of Florida Insured Municipals Portfolio, Hawaii Municipals Portfolio and Kansas Municipals Portfolio, each a New York trust, hereby constitutes and appoints Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, in my name in the capacity indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Municipals Trust II, with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


       Signature                         Title                        Date
       ---------                         -----                        ----

/s/ Kristin S. Anagnost    Treasurer and Principal Financial    December 4, 2002
-----------------------         and Accounting Officer
Kristin S. Anagnost